SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 8, 2000



                       New York Regional Rail Corporation
               --------------------------------------------------
             (Exact name of Registrant as specified in its charter)



     Delaware                       0-28583                    13-3881577
---------------------         ---------------------     ----------------------
(State or other jurisdiction  (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)



                        4302 First Ave Brooklyn, NY 11232
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          (Address of principal executive offices, including Zip Code)


        Registrant's telephone number, including area code: (718) 788-3690
                                                             --------------



                                       N/A
                   ------------------------------------------
          (Former name or former address if changed since last report)

Item 4.  Change in Registrant's Certifying Accountant

     Effective June 8, 2000 the Company retained Feldman Sherb Horowitz & Co., P.C. ("Feldman/Sherb") to act as the Company's independent certified public accountants. In this regard Feldman/Sherb replaced Schneider Ehrlich & Associates, LLP ("Schneider/Ehrlich") which audited the Company's financial statements for the fiscal year ended December 31, 1997 and 1998. The report of Schneider/Ehrlich for these fiscal years did not contain an adverse opinion, or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. However, the report of Schneider/Ehrlich for these fiscal years was qualified with respect to uncertainty as to the Company's ability to continue as a going concern. Due to a judgement entered against the Company prior to December 31, 1998, the Company's financial statements will be restated to reflect an increase in liabilities and an increase in retained earnings deficit for the same amount. During the Company's two most recent fiscal years and subsequent interim periods, there were no disagreements with Schneider/Ehrlich on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Schneider/Ehrlich would have caused it to make reference to such disagreements in its reports.

     The Company has authorized Schneider/Ehrlich to discuss any matter relating to the Company and its operations with Feldman/Sherb.

     The change in the Company's auditors was recommended and approved by the board of directors of the Company. The Company does not have an audit committee.

     During the two most recent fiscal years and subsequent interim periods, the Company did not consult Feldman/Sherb regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission.

     Feldman/Sherb has reviewed the disclosures contained in this 8-K report. The Company has advised Feldman/Sherb that it has the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission concerning any new information, clarifying the Company's disclosures herein, or stating any reason why Feldman/Sherb does not agree with any statements made by the Company in this report. Feldman/Sherb has advised the Company that nothing has come to its attention which would cause it to believe that any such letter was necessary.

Item 7.  Financial Statements, Pro Forma Financial Information

     (a)   Not Applicable
     (b)   Not Applicable
     (c)   Exhibits

           Exhibit 16:

      Letter from the Company's former auditors confirming the information in
Item 4.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 8, 2001

                                 NEW YORK REGIONAL RAIL CORPORATION



                                 By:    /s/ Ronald W. Bridges
                                   -----------------------------------------
                                    Ronald W. Bridges, President